Exhibit 99.3

INGEN TECHNOLOGIES, INC.
DIRECTORS' RESOLUTION
2011.5

BE IT KNOWN THAT, on the 14th day of February, 2011, at a duly constituted special meeting of the Directors of Ingen Technologies, Inc., the following resolution was voted and approved upon motion duly made and seconded:

Gary Tilden is appointed Secretary.  We accept the resignation of Thomas Neavitt as Secretary.

Gary Tilden is elected as Chairman of the Board, to serve for the next 90 days.

CERTIFICATION BY SECRETARY

I am the Secretary of Ingen Technologies, Inc.  I hereby certify that the foregoing is a true and correct copy of the Resolution adopted by the Board of Directors of Ingen Technologies, Inc. on February 14, 2011 in accordance with the provisions of our Bylaws.

IN WITNESS WHEREOF, I have this 14th day of February, 2011 subscribed my name as Secretary of Ingen Technologies, Inc. and have caused the corporate seal to be affixed hereto (if such a seal exists).

/s/ Gary Tilden
Gary Tilden, Secretary of Corporation

WAIVER OF NOTICE (2011.5)

The undersigned Directors of Ingen Technologies, Inc. hereby waive notice of the special Directors’ meeting held on February 14, 2011.  We consent to all actions taken in the meeting.  Faxed and electronic signatures are as valid as original signatures hereupon, and may be signed in counterparts.

/s/ Curt Miedema	abstained
Curt Miedema	Gary Tilden